UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 10, 2007

Virgin Media Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50886	59-3778427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue
Suite 2863
New York, New York 10022
(Address of principal executive offices) (Zip Code)

(212) 906-8440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Options to Gordon McCallum

On September 10, 2007, Virgin Media Inc. (the “Company”) granted Gordon McCallum, who joined the Board of the Company (the “Board”) in September 2006, options to purchase 156,250 shares of the Company’s common stock at a per share exercise price of $29.06, pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”). The grant became effective on September 14, 2007. Options to purchase 31,250 shares vested immediately, and options to purchase 125,000 shares will vest in two equal installments on March 16, 2008 and 2009. The grant was made pursuant to a policy adopted by the Board to grant options to non-employee directors appointed to the Board after March 16, 2006, on which date the Board granted options to acquire 187,500 shares to each of its non-employee directors. Under the policy, new non-employee directors who join the Board after that date will be granted a prorated number of options with an exercise price that is the higher of the price on March 16, 2006 and the price on the date of grant, and with the same vesting schedule as the March 16, 2006 grants.

Vesting of Restricted Stock of James F. Mooney

James F. Mooney, the Chairman of the Board, is a party to a Restricted Stock Agreement dated as of July 5, 2006, which provided that up to 125,000 of shares would vest in 2007, if performance conditions relating to a comprehensive list of objectives for 2006 for Mr. Mooney established by the Executive Committee of the Board were met. After considering the report and recommendation of the Executive Committee, the Compensation Committee determined on September 10, 2007 that the level of Mr. Mooney’s satisfaction of those objectives warranted vesting of 113,750 shares of restricted stock effective on September 14, 2007. The remaining 11,250 shares of restricted stock were forfeited.

Grant of Options to Neil Berkett

On September 10, 2007, the Compensation Committee resolved to grant to Neil Berkett, the Company’s Chief Operating Officer who also assumed the role of Acting Chief Executive Officer on August 21, 2007, options to purchase 200,000 shares of the Company’s common stock pursuant to the Plan. The grant became effective on September 14, 2007 and was made in consideration of Mr. Berkett’s appointment as Acting Chief Executive Officer. The exercise price will be equal to the fair market value (determined under the Plan) per share of the Company’s common stock on the grant date. Options to purchase 100,000 shares vested immediately on the grant date. The remaining options will vest, subject to continued employment, in five equal investments on September 10 each year. Upon the occurrence of a chance in control of the Company, these options will automatically become fully vested.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2007

VIRGIN MEDIA INC.

By:	/s/ Bryan H. Hall
Name: Bryan H. Hall
Title: Secretary

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